EXHIBIT 4.1
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated effective as of June 30, 2006 is among EAGLE MATERIALS INC. (who was formerly Centex Construction Products, Inc. and herein the “Borrower”), each lender party hereto who is shown as a “Lender” on Attachment 1 hereto (individually a “Lender” and collectively the “Lenders”), each lender party hereto who is listed on the signature pages hereto after the heading “Departing Banks” (individually a “Departing Lender” and collectively the “Departing Lenders”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank and successor by merger to Bank One, N.A.), individually as a Lender and as administrative agent for itself and the other lenders (in its capacity as administrative agent, the “Administrative Agent”), Bank of America, N.A. and Branch Banking And Trust Company, as “co-syndication agents” and Wells Fargo Bank, N.A. and Union Bank of California, N.A., as “co-documentation agents”.
RECITALS:
     Borrower, certain lenders, and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of December 16, 2004 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 4, 2005, that certain Second Amendment to Amended and Restated Credit Agreement dated as of September 30, 2005, that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 15, 2005, and that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of March 20, 2006, herein the “Agreement”). Since the execution and delivery of the Agreement, Illinois Cement Company LLC and AG South Carolina LLC have been joined as Guarantors under the Subsidiary Guaranty pursuant to Joinder Agreements, one dated May 26, 2005 for Illinois Cement Company LLC and one dated November 14, 2005 for AG South Carolina LLC.
     No Departing Lender will be a “Lender” under the Agreement after the effective date of this Amendment. No principal amounts are currently outstanding under the Agreement on the effective date hereof.
     Borrower, the Administrative Agent, the Lenders and the Departing Lenders now desire to amend the Agreement as herein set forth.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 1

ARTICLE 1.
Definitions
     ARTICLE 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.
ARTICLE 2.
Amendments
     ARTICLE 2.1. Amendment to Definition of the term “Applicable Rate”. The chart set forth in the definition of the term “Applicable Rate” is amended in its entirety to read as follows:

	Eurodollar		Commitment
Leverage Ratio	Spread	ABR Spread	Fee Rate
Category 1
<1.00 to 1.00	0.550%	0.000%	0.100%

Category 2
> 1.00 to 1.00
but
< 1.50 to 1.00	0.650%	0.000%	0.125%

Category 3
> 1.50 to 1.00
but
< 2.00 to 1.00	0.875%	0.000%	0.175%

Category 4
> 2.00 to 1.00	1.000%	0.000%	0.200%
After giving effect to the change in the pricing chart set forth above, the Applicable Rate as of the effective date hereof is the rate per annum opposite Category 1.
     ARTICLE 2.2. Amendment to Section 1.01. The definition of the term “Maturity Date” set forth in Section 1.01 of the Agreement is amended in its entirety to read as follows:
     “Maturity Date” means June 30, 2011.
     ARTICLE 2.3. Amendment to Article VII. The last paragraph of Article VII of the Agreement is amended in its entirety to read as follows:
     Bank of America, N.A. and Branch Banking and Trust Company have been designated as “co-syndication agents” hereunder and Wells Fargo Bank, N.A. and Union Bank of California, N.A. have been designated as “co-documentation agents” hereunder. No such Lender is an agent for the Lenders and no such Lender shall have any obligation hereunder, in each case, other than those existing in its capacity as a Lender. Without limiting the foregoing, no such Lender shall have or deemed to have any fiduciary relationship with or duty to any Lender.
     ARTICLE 2.4. Amendment to Schedule 2.01. Schedule 2.01 of the Agreement is amended in its entirety to read as set forth on Attachment “1” hereto. As a result of such amendment, the term “Lender” as used in the Agreement no longer includes the Departing Lenders. The Borrower agrees that the Commitment of each Departing Lender in effect under the Agreement is terminated as of the effective date hereof. Upon receipt by each Departing Lender of all amounts owed to it under the Agreement as accrued through the effective date hereof, each Departing Lender agrees to its removal from the Agreement effective as of the effective date hereof, agrees that it is no longer a party to the Agreement as of the effective date hereof and
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 2

agrees that the Agreement may be further amended or otherwise modified without its consent or agreement after the effective date hereof.
ARTICLE 3.
Conditions Precedent
     ARTICLE 3.1. Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:
          (a) Each Lender whose Commitment amount has changed pursuant to this Amendment and who has requested a promissory note under the terms of Section 2.09 of the Agreement prior to the effective date hereof, shall have received a duly executed promissory note in the amount of its Commitment;
          (b) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;
          (c) The Administrative Agent shall have received all interest and fees accrued under the Agreement through the effective date hereof and all fees and other amounts due and payable by Borrower on or prior to the effective date hereof under Section 4.5 of this Amendment and under the Fee Letter between Borrower and Administrative Agent dated the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Agreement;
          (d) The representations and warranties contained herein and in the Agreement or any other document contemplated thereby, as amended hereby, shall be true and correct in all material respects as of the effective date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date; and
          (e) No Default shall exist as of the effective date hereof.
ARTICLE 4.
Miscellaneous
     ARTICLE 4.1. Ratifications. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, the Administrative Agent and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     ARTICLE 4.2. Representations and Warranties. Borrower represents and warrants to the Administrative Agent and the Lenders as follows: (a) after giving effect to this Amendment, no Default exists; and (b) after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the effective date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 3

     ARTICLE 4.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
     ARTICLE 4.4. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are amended so that any reference in such Loan Documents to the Agreement means a reference to the Agreement as amended hereby.
     ARTICLE 4.5. Expenses of Lender; Amendment Fee. As provided in the Agreement, Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of Administrative Agent’s legal counsel. Borrower also agrees to pay on June 30, 2006 to the Administrative Agent for the account of each Lender (but not to any Departing Lender), an amendment fee equal to: (a) 2.0 basis points of the Commitment of such Lender under the Agreement as determined before giving effect to this Amendment (the “Existing Commitment”) and (b) 7.5 basis points on the difference between the Existing Commitment of such Lender and the Commitment of such Lender under the Agreement after giving effect to this Amendment.
     ARTICLE 4.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     ARTICLE 4.7. Applicable Law. This Amendment is be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.
     ARTICLE 4.8. Successors and Assigns. This Amendment is binding upon and inures to the benefit of the Administrative Agent, each Lender, each Departing Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Any assignment in violation of this Section shall be void.
     ARTICLE 4.9. Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.
     ARTICLE 4.10. Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Guarantor shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
     ARTICLE 4.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     ARTICLE 4.12. ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 4

     Executed as of the date first written above.

EAGLE MATERIALS INC. (formerly Centex Construction Products, Inc.)
By:	/s/ ARTHUR R. ZUNKER, JR.
Arthur R. Zunker, Jr.,
Senior Vice President — Finance and Treasurer

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank and successor by merger to Bank One, N.A.) individually and as Administrative Agent,
By:	/s/ DAVID L. HOWARD
David L. Howard, Vice President

BRANCH BANKING AND TRUST COMPANY, individually and as a co-syndication agent
By:	/s/ TROY R. WEAVER
	Name:	Troy R. Weaver
	Title:	Senior Vice President

BANK OF AMERICA, N.A., individually and as a co-syndication agent
By:	/s/ MICHAEL F. MURRAY
	Name:	Michael F. Murray
	Title:	Vice President

UNION BANK OF CALIFORNIA, N.A., individually and as a co-documentation agent
By:	/s/ ALBERT W. KELLEY
	Name:	Albert W. Kelley
	Title:	Vice President

WELLS FARGO BANK, N.A., individually and as a co-documentation agent
By:	/s/ LANCE REYNOLDS
	Name:	Lance Reynolds
	Title:	Vice President

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 5

PNC BANK, N.A.
By:	/s/ W. J. BOWNE
	Name:	W. J. Bowne
	Title:	Managing Director

BANK OF TEXAS, N.A.
By:	/s/ RYAN SUCHALA
	Name:	Ryan Suchala
	Title:	Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ CORY SCHUSTER
	Name:	Cory Schuster
	Title:	Commercial Banking Officer

COMERICA BANK
By:	/s/ MARK B. GROVER
	Name:	Mark B. Grover
	Title:	First Vice President

DEPARTING LENDERS:

BNP PARIBAS

By:	/s/ DUANE HELKOWSKI
	Name:	Duane Helkowski
	Title:	Managing Director

By:	/s/ ANGELA B. ARNOLD
	Name:	Angela B. Arnold
	Title:	Director

SUNTRUST BANK
By:	/s/ HEIDI M. KHAMBATTA
	Name:	Heidi M. Khambatta
	Title:	Director

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 6

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ CHRISTOPHER W. RUPP
	Name:	Christopher W. Rupp
	Title:	Vice President

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 7

Guarantor Consent
Each of the undersigned Guarantors: (i) consents and agrees to this Amendment; and (ii) agrees that the Subsidiary Guaranty shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms.

GUARANTORS:

AG SOUTH CAROLINA LLC
AMERICAN GYPSUM COMPANY
AMERICAN GYPSUM MARKETING COMPANY
CCP CEMENT COMPANY
CCP CONCRETE/AGGREGATES LLC
CCP GYPSUM COMPANY
CCP LAND COMPANY
CENTEX CEMENT CORPORATION
HOLLIS & EASTERN RAILROAD COMPANY LLC
ILLINOIS CEMENT COMPANY LLC
MATHEWS READYMIX LLC
M&W DRYWALL SUPPLY COMPANY
MOUNTAIN CEMENT COMPANY
NEVADA CEMENT COMPANY
REPUBLIC PAPERBOARD COMPANY LLC
TEXAS CEMENT COMPANY
WESTERN AGGREGATES LLC (formerly Western Aggregates, Inc.)
WESTERN CEMENT COMPANY OF CALIFORNIA

By:	/s/ ARTHUR R. ZUNKER, JR.
Arthur R. Zunker, Jr., Senior Vice President — Finance
and Treasurer of each Guarantor

CENTEX MATERIALS LLC TLCC GP LLC
By:	/s/ ARTHUR R. ZUNKER, JR.
Arthur R. Zunker, Jr., Manager of the Guarantors listed

TLCC LP LLC
By:	/s/ JOSEPH P. SELLS
Joseph P. Sells, Manager and Authorized Officer

FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, Page 8

ATTACHMENT 1
TO
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
Lender and Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$50,000,000
Bank of America, N.A.	$50,000,000
Union Bank of California, N.A.	$50,000,000
Wells Fargo Bank, N.A.	$50,000,000
Branch Banking and Trust Company	$45,000,000
PNC Bank, N.A.	$35,000,000
Comerica Bank	$30,000,000
Bank of Texas, N.A.	$20,000,000
The Northern Trust Company	$20,000,000
Total	$350,000,000